SCHEDULE 14A INFORMATION

	PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
	THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, for use of the Commission only

[x]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


		       MICROS-TO-MAINFRAMES, INC.
		(Name of Registrant as Specified In Its Quarter)

		       MICROS-TO-MAINFRAMES, INC.
		(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid: $

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

		      MICROS-TO-MAINFRAMES, INC.
			 614 Corporate Way
		    Valley Cottage, New York 10989

		  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of MICROS-TO-MAINFRAMES, INC.:

	Notice is hereby given that the Fiscal 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Micros-to-Mainframes, Inc. (the "Company"), a New York corporation, will be held on October 12, 1999, at 614 Corporate Way, Valley Cottage, New York at the hour of 9:00 a.m., for the following purposes:

	1. To elect five (5) Directors of the Company to serve for the ensuing year and/or until their successors are elected and qualify;

	2. To ratify the appointment of Goldstein Golub Kessler LLP as independent auditors of the Company's financial statements for the fiscal year ending March 31, 2000; and

	3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

	The Board of Directors has fixed the close of business on August 23, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

				 By Order of the Board of Directors

				     Frank T. Wong, Secretary

Valley Cottage, New York

September 3, 1999

	WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE THERE IN PERSON SHOULD THEY SO DESIRE.

			 MICROS-TO-MAINFRAMES, INC.
			      614 Corporate Way
		       Valley Cottage, New York 10989


			      PROXY STATEMENT

	This Proxy Statement is being furnished in connection with the solicitation of proxies by Micros-To-Mainframes, Inc. (the "Company") to be voted at the Fiscal 1999 Annual Meeting of the Shareholders (the "Annual Meeting") to be held at 614 Corporate Way, Valley Cottage, New York on October 12, 1999 at 9:00 a.m., and at any and all adjournments thereof. This Proxy Statement and accompanying Notice of Meeting and form of proxy are to be first mailed on or about September 9, 1999 to the holders of record of the Company's common stock, $.001 par value per share (the "Common Stock") as of the close of business on August 23, 1999. At the close of business on August 23, 1999, there were issued and outstanding and entitled to vote 4,827,569 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter which may properly come before the Annual Meeting. All expenses of this solicitation will be paid for by the Company, which solicitation will be made by use of the mails or by personal contacts by the officers of the Company. The affirmative vote of the plurality of the votes cast by the holders of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class, is required for the election of Directors. The affirmative vote of the majority of the votes cast by the holders of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class, is required to ratify the appointment of Goldstein Golub Kessler LLP as independent auditors of the Company.

	Common Stock represented by a valid unrevoked proxy will be voted at the Annual Meeting and any adjournment thereof as specified therein by the person giving the proxy. If no specification is made, the Common Stock represented by such proxy will be voted in favor of each Director for re-election, "FOR" Proposal 2 and at the discretion of the proxy agents upon any other matters which may properly come before the Annual Meeting. Shares represented by proxies which are marked "Abstain" for any matter, and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. A proxy may be revoked by the person executing the same at any time before the authority thereby granted is exercised, upon written notice of revocation received by the Company's Secretary, by executing and delivering a later dated proxy or by attending the Annual Meeting and voting in person.

	A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose germane to the Annual Meeting, at the offices of the Company, 614 Corporate Way, Valley Cottage, New York 10989, during ordinary business hours for ten (10) days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

		ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

Proposal 1.      Election of Five (5) Nominees As Directors

	At the Annual Meeting, five (5) Directors are to be elected for the ensuing year and until their successors are duly elected and qualify. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. The proxies cannot be voted for more than five Directors at the Annual Meeting.

	Proxies not marked to the contrary will be voted "FOR" the election of the following five persons, all of whom are standing for re-election to the Board of Directors:

	Name       Age       Position(s)         Year First Became a Director

Howard Pavony        48      Chairman of the Board of        1986
			     Directors

Steven H. Rothman    50      Chief Executive Officer,        1986
			     President and a Director

William Lerner*      66      Director                        1995

Arnold J. Wasserman* 61      Director                        1998

Alvin E. Nashman*    72      Director                        1998

* Member of the Audit Committee and Compensation Committee.

	Howard Pavony served as the Company's Co-Chief Executive Officer, President and a Director from the Company's inception in May 1986 to August 1996 and has served as Chairman of the Board of Directors since September 1996. He has also served as Vice President of MTM Advanced Technology, Inc. since 1986. From 1977 until 1986, Mr. Pavony was employed by Data Research Associates ("DRA"), a computer hardware and accessories company, rising to the positions of Vice President of Sales and member of the Executive Board of DRA.

	Steven H. Rothman served as the Company's Co-Chief Executive Officer, Vice President, and a Director from the Company's inception in May 1986 to August 1996 and has served as Chief Executive Officer, President and Director since September 1996. Mr. Rothman was the Company's Secretary from May 1986 to September 1995. He has also served as President of MTM Advanced Technology, Inc. since 1986. From 1976 until 1986, Mr. Rothman was employed by DRA, rising to the positions of Director of Marketing and member of the Executive Board.

	William Lerner has served as a Director of the Company since September 1995 and is a member of the Audit and Compensation Committees. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York and Pennsylvania since 1991. His career includes service with the U.S. Securities and Exchange Commission, the American Stock Exchange, and as counsel to a major investment banking/securities brokerage firm. Mr. Lerner is a director of Seitel, Inc. (a NYSE listed oil and gas producing company that owns one of the largest seismic data libraries in North America), Rent-way, Inc. (a NYSE listed company that is the 2nd largest company in the diversified rental-purchase industry), and Helm Resources, Inc. (an OTC-Bulletin Board company that provides financing and management services to middle market public companies). Mr. Lerner also provides corporate secretarial services to a number of other public companies, including Computer Research, Inc. (an OTC-Bulletin Board company that is a leading provider of computer accounting services to the brokerage and banking industries).

	Arnold J. Wasserman has served as a Director of the Company since March 1998 and is the Chairman of the Audit Committee and a member of the Compensation Committee. For the past 31 years, he has been a principal of P & A Associates, a leasing/consulting firm. Prior to that, he held positions with IBM and Litton Industries. Mr. Wasserman has consulted with major corporations in the areas of marketing, advertising and sales. He is a director of Stratasys, Inc., a publicly traded company.

	Alvin E. Nashman has served as a Director of the Company since August 1998 and is the Chairman of the Compensation Committee and a member of the Audit Committee. He has been an independent consultant for major corporations in the field of computer service for the past
seven years.   Prior to that, Dr. Nashman was a Director of Computer
Sciences Corporation and the President of its System Group. He is a Director and consultant to several computer services companies, including Halifax Corporation, an American Stock Exchange listed company, Andruilis Corporation, Spaceworks, Unitech Inc., Trawick Associates and Performance Engineering Corporation, all privately held companies.

	All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify.

	The Company has two standing committees, the Audit Committee and the Compensation Committee. The members of each the Audit Committee and the Compensation Committee are Messrs. Lerner, Wasserman and Nashman. The duties of the Audit Committee include recommending the engagement of independent public accountants, reviewing and considering actions of Management in matters relating to audit functions, reviewing with independent public accountants the scope and results of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company and reviewing the effectiveness of procedures intended to prevent violations of law and regulations.
Among the duties of the Compensation Committee are to recommend to the Board of Directors remuneration for officers of the Company, to determine the number and issuance of options for executive officers of the Company, to review any compensation and incentive program for executive officers of the Company and to monitor the performance of any pension or profit sharing programs of the Company.

	The Board of Directors held 3 meetings during the year ended March 31, 1999 (Fiscal 1998). The Compensation Committee held one meeting, and the Audit Committee held one meeting during Fiscal 1999. Each incumbent Director attended at least 75% of the Board of Directors meetings held by the Company during the time he served on the Board of Directors and of the meetings of Committees on which such Director served.

Executive Officers

	Officers of the Company are elected annually by, and serve at the discretion of the Board of Directors. The names and business backgrounds of Executive Officers of the Company who are not Directors of the Company are:

				 Positions with             Year First
Name                   Age       the Company               Became Officer

Frank T. Wong           51       Vice President-Finance         1992
				 and Secretary

Anthony R. Travaglini   46       Chief Technology Officer       1999

	Frank Wong has served as the Company's Vice President-Finance since February 1992, as a Director from June 1993 to March 1998 and as Secretary since September 1995. Prior thereto, from 1975 to 1991, he served as Chief Accountant of the Carvel Corporation, a franchise ice cream distributor.

	Anthony R. Travaglini became the Company's Chief Technology Officer in June 1999 when the Company acquired Pivot Technologies, Inc. Mr. Travaglini founded Pivot in August 1997 and served as its President until Pivot was acquired by the Company. Prior to founding Pivot, Mr. Travaglini was responsible for network, systems and administration management for multiple divisions of PepsiCo. from April 1992 until August 1997. While at PepsiCo., he supervised the design, development and implementation of PepsiCo.'s enterprise management system. Mr. Travaglini also served as Vice President of Trading Technologies at Shearson-Lehman Brothers from February 1988 to April 1992 and a senior UNIX systems administrator at Salomon Brothers from December 1982 to February 1987.

DIRECTOR FEES

	The Company's independent directors receive an annual fee of $9,000 payable quarterly in advance. In addition, each independent director receives $1,500 for attendance in person at each Board meeting and $250 for participation in each telephonic board meeting held. Members of the Audit Committee and Compensation Committee are appointed annually and serve at the discretion of the Board of Directors. Each member of each committee will receive $1,000 for each meeting attended in excess of five committee meetings of such committee per year.

	Management-Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Certain of the Company's directors have received stock options from the Company. The Company's independent directors each received 10,000 stock options last year, and the Company expects to continue to grant up to 10,000 stock options per year to each independent director. See "Stock
Option Plans" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	  The following table sets forth, as of August 23, 1999, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock and Preferred Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock and Preferred Stock, (ii) each Director,
(iii) each executive officer named in the Summary Compensation Table and (iv) all Directors and executive officers as a group.

			   Amount and Nature
Name and Address         of Beneficial Ownership      Percent of Class (1)
of Beneficial Owner           Common Stock              Common Stock

Steven H. Rothman (2)           1,055,625 (3)(4)             21.4%

Howard Pavony (2)               1,044,500 (3)(5)             21.2%

William Lerner
423 East Beau Street
Washington, PA  15301              15,000 (6)                *

Arnold Wasserman
1 Brookwood Drive
West Caldwell, NJ 07006            10,000 (7)                *

Alvin E. Nashman
3609 Ridgeway Terrace
Falls Church, VA 22044             10,000 (8)                *

All Directors and
executive officers
as a group (9 persons) (9)      2,377,445(3)(4)(5)(6)(7)(8)  46.8%
__________________________
* Represents less than 1%.

	(1) Based on 4,827,569 shares of Common Stock issued and outstanding as of August 23, 1999.

	(2) The address of this person is c/o the Company, 614 Corporate Way, Valley Cottage, New York 10989.

	(3) Includes options held by Steven Rothman and Howard Pavony to each purchase 100,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days after August 23, 1999. Does not include options held by each of Messrs. Pavony and Rothman to purchase 10,000 shares which are not currently exercisable or do not become exercisable within 60 days after August 23, 1999.

	(4) Includes 1,125 shares held by the wife of Mr. Rothman. Also includes an aggregate of 169,139 shares of Common Stock held in trust for Mr. Rothman's three children. Mr. Rothman disclaims beneficial ownership of all of such shares.

	(5) Includes an aggregate of 164,044 shares held in trust for Mr. Pavony's two children. Mr. Pavony disclaims beneficial ownership of all of such shares.

	(6) Includes options to purchase 15,000 shares of Common Stock held by Mr. Lerner which are currently exercisable or become exercisable within 60 days of August 23, 1999.

	(7) Includes options to purchase 10,000 shares of Common Stock held by Mr. Wasserman which are currently exercisable or become exercisable within 60 days of August 23, 1999.

	(8) Includes options to purchase 10,000 shares of Common Stock held by Mr. Nashman which are currently exercisable or become exercisable within 60 days of August 23, 1999.

	(9) Includes the individuals set forth above in this table and two executive officers not listed in such table, one of whom is Anthony Travaglini who beneficially owns 238,565 shares of Common Stock (which includes (a) 188,565 shares subject to a Lock-Up Agreement which restricts the resale of 47,142 shares for one year and 141,423 shares for two years and grants the Company a right of first offer should Mr. Travaglini elect to sell such Common Stock in a private transaction; and (b) a five-year warrant to purchase 50,000 shares of Common Stock of the Company at $2.916767 per share), and the other executive officer is Frank Wong who beneficially owns 3,755 shares of Common Stock, including 1,000 shares held by Mr. Wong's wife. In addition, it includes Ramon Mota, a former executive officer of the Company whose employment terminated on December 31, 1998, who did not own any shares of the Company's Common Stock.

				  EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

	The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the three fiscal years ended March 31, 1999 by certain executive officers of the Company. No other executive officers received compensation in excess of $100,000 during such years.

							      Long-Term
			     Annual Compensation(1)          Compensation
			     ---------------------           ------------
								Shares
Name and Principal                                            Underlying
Position                Year    Salary($)       Bonus($)        Options(#)
------------------      ----    ---------       --------      ------------
Howard Pavony           1999    $227,501        $ 40,000        50,000
  Chairman of the Board 1998    $213,334              -             -
			1997    $185,417        $ 20,000        50,000

Steven H. Rothman       1999    $227,501        $ 40,000        50,000
  President and CEO     1998    $213,334              -             -
			1997    $185,417        $ 20,000        50,000

Robert Fries (2)        1998    $139,992              -             -
			1997    $103,326              -             -

Ramon Mota (3)          1999    $125,126        $  5,000         5,000
			1998    $110,333              -          5,000
			1997    $100,033        $  9,000         5,000
_________________
	(1) The compensation figures shown do not include the cost to the Company of benefits, including the use of automobiles leased or car allowances paid by the Company, premiums for life and health insurance and any other personal benefits provided by the Company to such persons, which are, in the aggregate, below reportable thresholds.

	(2) Mr. Fries was an executive officer of the Company through March 31, 1998.

	(3) Mr. Mota voluntarily terminated his agreement with the Company on December 31, 1998. Mr. Mota was also paid a consulting fee of $10,000 for services rendered in January 1999.

OPTION GRANTS IN LAST FISCAL YEAR

	The table below includes the number of stock options granted to the executive officers named in the Summary Compensation Table during the year ended March 31, 1999, exercise information and potential realizable value.

			    Individual Grants                                       Potential Realizable
			 Number of       Percent of                                 Value at Assumed
			 Securities      Total Options                              Annual Rates of Stock
			 Underlying      Granted to                                 Price Appreciation
			 Options         Employees in     Exercise    Expiration      for Option Term
			 Granted(#)      Fiscal Year      Price($/sh)    Date            5%($)       10%($)
			 ----------      ------------     -----------  ---------      --------    --------
Steven H. Rothman          50,000             25.0%         2.25       7/13/08      $118,125.00   $123,750

Howard Pavony              50,000             25.0%         2.25       7/13/08      $118,125.00   $123,750

Robert Fries                  -                -              -             -               -         -

Ramon Mota                  5,000 (1)          2.5%         2.25          (1)       $ 11,812.50    $12,375

________________
	(1) Mr. Mota voluntarily terminated his agreement with the Company on December 31, 1998, and the stock options were *canceled.

REPORT ON REPRICING OF OPTIONS

	On July 13, 1998, the Compensation Committee approved the repricing of certain options to purchase shares of Common Stock held by Messrs. Pavony and Rothman, as shown in the table below, as an additional performance incentive for said executive officers. (See "STOCK OPTION PLANS".)

				   Number Of                                                        Length Of
				   Securities      Market Price                                     Original Option
				   Underlying      Of Stock At     Exercise Price                   Term Remaining
				   Options           Time Of         At Time Of          New        At Date Of
Name                 Date          Repriced         Repricing         Repricing     Exercise Price   Repricing
-----                -----         --------         ---------       --------------  --------------   ----------
Steven H. Rothman    7/13/98      10,000             $2.25            $6.125            $2.25           88 months

Howard Pavony        7/13/98      10,000             $2.25            $6.125            $2.25           88 months

EMPLOYMENT AGREEMENTS

	On September 1, 1996, Steven H. Rothman and Howard Pavony, respectively the Chief Executive Officer and Chairman of the Board of Directors of the Company, each entered into a five year employment agreement with the Company on the terms set forth below. Each agreement renews annually after the term unless either party elects to terminate. Salary for the fiscal year ending March 31, 1999 was at the rate of $227,501. Under each agreement, the executive receives annual increases in salary equal to the greater of (i) the percentage increase in the Consumer Price Index; and (ii) $10,000. Each executive is entitled to participate in the Company's stock option plans and any incentive bonus program established from time to time, as determined by the Compensation Committee of the Board of Directors. Further, the Company will maintain a $1,000,000 life insurance policy on each executive's life, payable to the beneficiaries named by him, and maintain disability insurance for the benefit of each executive which will pay $150,000 per annum to him in the event of his permanent disability. In the event that there is a change in control of the Company, the executive will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his annual salary as then in effect.

	On April 1, 1996, the Company and Mr. Mota entered into a three-year employment agreement providing for a base salary of $98,000 in the first year, $105,000 in the second year and $115,000 in the third year (subsequently increased to $170,000 on May 15, 1998); a bonus depending upon the earnings generated by the Advanced Technology
Group; grants of five-year options to purchase up to 5,000 shares of Common Stock in each of the first two years of the term; and a $300 to $400/month car allowance. The Company further agreed to use its best efforts to designate Mr. Mota as a member of the Board of Directors during the initial term of the agreement. Mr. Mota voluntarily left the employ of the Company on December 31, 1998 and his employment agreement was terminated. Mr. Mota received a consulting fee of $10,000 for services performed in January 1999.

	Simultaneously with the acquisition of Data.Com, on May 6, 1996, the Company and Mr. Fries entered into a three-year employment agreement providing for a base salary of $140,000; a bonus of 6% of earnings of Data.Com, but in no event more than $60,000 with respect to a fiscal year; grants of up to a total of 20,000 incentive stock options over the three years, subject to Data.Com's earning certain minimum amounts; and a $400/month car allowance. Mr. Fries' agreement was automatically extended for an additional year through April 30, 2000.

	Simultaneously with the acquisition of Pivot on June 2, 1999, the Company and Mr. Travaglini entered into an employment agreement with a term ending on March 31, 2002 providing for a base salary of $150,000 based on an April 1 to March 31 Fiscal Year; $175,000 for the second year and $185,000 for the third year; bonus and stock options based on the earnings of the Company's business with respect to which Mr. Travaglini has management responsibility; and a $500/month car allowance.

STOCK OPTION PLANS

	The Company has established a 1993 Stock Option Plan (the "1993 Plan"), a 1996 Stock Option Plan (the "1996 Plan") and a 1998 Stock Option Plan (the "1998 Plan")

	Pursuant to the 1993 Plan, as of the date hereof, the Company has granted an aggregate of 462,500 stock options. Of these, 155,000 are currently exercisable, and 84,166 have been exercised to date.
220,000 options have been canceled to date or lapsed and made available for regrant under the 1993 Plan. In addition, an aggregate of 50,000 currently exercisable options, with exercise prices ranging from $3.9375 to $7.00, were repriced to $2.25 per share on July 13, 1998.

	An aggregate of 313,000 options have been granted to date under the 1996 Plan. Of these, 117,200 are exercisable and 14,000 have been exercised to date. 21,300 options have been canceled to date and made available for regrant under the 1996 Plan. No options have been granted under the 1998 Plan.

	As of the date hereof, Messrs. Pavony and Rothman each hold non-qualified stock options expiring on October 19, 2005 to purchase up to 10,000 shares of Common Stock at $2.25 per share, non-qualified stock options expiring on July 13, 2008 to purchase up to 50,000 share of Common Stock at $2.25 per share and incentive stock options expiring on August 31, 2001 to purchase up to 50,000 shares of Common Stock at $4.43 per share; Mr. Lerner holds options expiring on September 14, 2005 to purchase up to 2,500 shares of Common Stock at $2.25 per share, options expiring on August 19, 2006 to purchase up to 2,500 shares of Common Stock at $2.25 per share and options expiring on March 31, 2008 to purchase up to 10,000 shares of Common Stock at $2.75 per share; and Messrs. Wasserman and Nashman each hold options expiring March 31, 2008 and October 15, 2008, respectively, to purchase up to 10,000 shares of Common Stock at $2.75 per share and $1.625, respectively.

SUMMARY OF THE PLANS

	The 1993 Plan, the 1996 Plan, and the 1998 Plan (each, a "Plan"), provide for the grant of options to qualified employees (including officers and directors) of the Company, and its subsidiaries, independent contractors, consultants and certain other individuals to purchase shares of Common Stock. Each Plan must be administered by the Board of Directors or a committee of at least two disinterested members (and no interested members) of the Board of Directors (the "Compensation Committee"). The Board or the Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the respective Plan. The exercise price of options may not be less than 100% (no such limitation with respect to the 1998 Plan) of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the date of grant. An option may be exercised by tendering payment of the purchase price to the Company or, at the discretion of the Board of Directors or Compensation Committee, by delivery of shares of Common Stock having a fair market value equal to the exercise price or through a cashless exercise involving the cancellation of a portion of the shares underlying the options ("Option Shares") having a fair market value equal to the exercise price of the Option Shares issued and with respect to the 1998 Plan, by the cancellation of a number of options having an "in-the-money" value equal to the average price of the Options Shares issued. Options granted under the 1993 Plan and the 1996 Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1998
Plan, incentive stock options are as treated above, while non-qualified stock options may at the options of the Board of Directors or Compensation Committee, be transferable. Option Shares that are canceled or terminated may later be re-granted. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

	The 1993 Plan provides for the grant of options to purchase up to
an aggregate of 250,000 Option Shares.   Options granted under the
1993 Plan may or may not be "incentive stock options" as defined in
Section 422 of the Code "ISOs"), and non-qualified stock options
("NQSOs") may be granted in tandem with Stock Appreciation Rights
("SARs") or Stock Depreciation Rights, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

	The 1996 Plan provides for the grant of options to purchase up to
an aggregate of 350,000 Option Shares.   Options granted under the

1996 Plan may be ISOs or NQSOs and may be granted in tandem with SARs, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

	The 1998 Plan provides for the grant of options to purchase up to an aggregate of 250,000 Option Shares. Options granted under the 1998 Plan may be ISOs or NQSOs and may be granted in tandem with SARs, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

	It is the responsibility of the Compensation Committee of the Board of Directors to administer the Company's incentive plans, to review the compensation levels and performance of management and to recommend compensation changes to the Board of Directors.

	REPORT BY COMPENSATION COMMITTEE

Philosophy.

	The Compensation Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The objectives of the Company's compensation program are to align executive compensation with shareholder value, to reward individual and team effort and performance furthering the Company's business goals and to attract, retain and reward employees who will contribute to the long-term success of the Company.

	The total direct compensation package for the Company's executives, including the Chairman of the Board of Directors and the Chief Executive Officer and President, is made up of three elements:
(i) a competitive base salary; (ii) attractive short-term incentives to executives to earn additional bonus income based on operating results; and (iii) the grant of stock options, from time to time, to executives in an effort to provide a closer identification of the executives' interests with those of the Company and its shareholders by giving them an opportunity to acquire a proprietary interest in the Company by means of the purchase of Common Stock.

Salary

	With respect to Steven H. Rothman, the Chief Executive Officer, Howard Pavony, the Chairman of the Board of Directors, and Anthony R. Travaglini, Chief Technology Officer, salary is determined pursuant to the terms of their respective employment contracts with the Company. With respect to Mr. Ramon Mota, the Company former Vice President-Technology, who voluntarily terminated his employment with the Company on December 31, 1998, salary was determined pursuant to the term of his employment contract with the Company as amended. The salary of Frank Wong, Vice President-Finance for Fiscal 1999 were fixed by the Compensation Committee. The Compensation Committee believes that the basic philosophy regarding salaries to be followed is to consider increases based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. The Compensation Committee will also consider demonstrated loyalty and commitment to the Company and the competitive salaries offered by similar companies to attract executives. Merit increases for executives are to be subject to the same budgetary guidelines as apply to an other employees of the Company. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms of the agreement, and renewals of contracts will be considered on the basis of the performance of the individual, the performance of the Company and the compensation philosophy of the Company.

Bonuses

	Bonus incentives are structured so that if the Company achieves its target goals, the incentive bonuses for the executives could be a significant percentage of base salary. This policy is designed to further motivate individuals to improve performance. Bonuses were awarded during Fiscal 1999 to the (i) Chairman of and (ii) the Chief Executive Officer and President in the amount of $40,000 each.

Stock Options

	Executives are eligible for annual stock option grants under the employee stock option plans applicable, from time to time, to employees generally. The number of options granted to any individual depends on individual performance, salary level and competitive data, and the impact that such employee's productivity may make to shareholder value over time. In addition, in determining the number of stock options granted to each executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to provide an incentive to that individual to make a long term commitment to remain with the Company. By giving to executives an equity interest in the Company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests. In July 13, 1998, the Compensation Committee reviewed the unvested options held by the executives officers and, based on the factors set forth above, elected to reprice certain options which had an exercise price substantially in excess of the then current market price.

Respectfully Submitted,

	The Compensation Committee:

	Alvin E. Nashman, Chairman
	William Lerner
	Arnold J. Wasserman

	PERFORMANCE GRAPH

	The graph below compares the cumulative shareholder return of the Company with the cumulative return on the Standard & Poor's SmallCap Index and a Peer Group Index and a Peer Group Index assuming a $100 investment made on March 31, 1994. Cumulative return data presented assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

		 Comparison of Five-Year Cumulative Total Return*
	 Micros-To-Mainframes, Inc., Standard & Poor's SmallCap And Peer Group
		      (Performance Results Through 3/31/99)

						 Indexed Returns

Company/Index                                      At March 31:
					--------------------------------------
			     1994      1995    1996    1997    1998      1999
MICROS-TO-MAINFRAMES, INC      100     131.82   172.73  113.62  100.02  122.71
STANDARD & POORS SMALLCAP      100     105.28   138.12  149.07  219.68  177.37
PEER GROUP                     100     109.47   132.63  183.94  199.61   89.24


Assumes $100 invested at the close of trading on 3/94 in Micros-To-Mainframes, Inc. common stock, Standard & Poor's SmallCap and Peer Group.
*Cumulative total return assumes reinvestment of dividends.
Source:  Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

	The Company has constructed a Peer Group consisting of other computer equipment resellers and packagers that also provide consulting services to their clients, including Alphanet Solutions, Inc., Applied Digital Solutions, Inc., Aztec Technology Partners, Inc., BTG, Inc., Manchester Equipment Company, Inc., Pomeroy Computer Resources, Inc. and Transnet Corp. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

	The Board of Directors recommends that you vote "FOR" the election of the Nominees named above (Proposal 1).

Proposal 2.  Ratification of Independent Public Accountants

	On March 19, 1999 the Company and Ernst & Young, LLP (The "Former Accountants") mutually agreed that Ernst & Young, LLP would resign as its principal accountants. On March 29, 1999, the company engaged Goldstein Golub Kessler LLP, independent public accountants, as its principal accountants to audit the Company's financial statements for Fiscal 1999. The Former Accountants had audited the Company's financial statements since 1988. The Company's Board of Directors approved the selection of Goldstien Golub Kessler LLP.

	In connection with the audits of the two fiscal years ended March 31, 1997 and March 31, 1998 ("Fiscal 1997 and Fiscal 1998") and during the subsequent interim period through March 19, 1999 there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure if not satisfactorily resolved would have caused the Former Accountants to make reference to such matter in its report.

	The Former Accountants' report on the financial statements for Fiscal 1997and 1998 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, or accounting principles.

	Goldstein Golub Kessler LLP has been appointed by the Board of Directors as the Company's auditors for the current year. Although stockholder approval is not required, it is the policy of the board of directors to request stockholder ratification of the appointment or reappointment of auditors.

	A representative of Goldstein Golub Kessler LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

	The Board of Directors recommends that you vote "FOR" Proposal 2.

			      OTHER MATTERS

	The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice and as described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the person(s) named in the accompanying proxy will vote on those matters according to their best judgment

				EXPENSES

	The entire cost of preparing, assembling, printing and mailing this Proxy Statement the enclosed proxy and other materials, and the cost of soliciting proxies with respect to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by Officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

		  COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during Fiscal 1999, all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with.

		       INCORPORATION BY REFERENCE

	The financial information required to be included in this Proxy Statement by Item 13 of Schedule 14A of the Proxy Rules is hereby incorporated by this reference from the Company's Annual Report to Shareholders mailed to shareholders with this Proxy Statement.

	DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

	Proposals of Shareholders of the Company that are intended to be presented at the Company's next Annual Meeting must be received by the Company no later than March 31, 2000 in order for them to be included in the proxy Statement and form of proxy related to that meeting.

	By Order of the Board of Directors

	Frank T. Wong, Secretary

Valley Cottage, New York
September 3, 1999











	Copies of the Company's Annual Report on Form 10-K for the year ended March 31, 1999, as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by shareholders (including beneficial owners of Common Stock) upon written request to Frank T. Wong, the Company's Secretary, Micros-to-Mainframes, Inc., 614 Corporate Way, Valley Cottage, New York, 10989. In addition, the Company's EDGAR filings may be found on the Worldwide Web at www.sec.gov.